Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the registration statement (No. 333-219626) on Form S-8 of RBB Bancorp and Subsidiaries of our report dated March 11, 2022 relating to our audit of the consolidated financial statements and the effectiveness of internal control over financial reporting appearing in this annual report on Form 10-K for the year ended December 31, 2021.

/s/ Eide Bailly LLP

Laguna Hills, California

March 11, 2022